Exhibit 99.1
Richard Lewis Communications, Inc.
public relations • advertising • marketing
35 West 35th Street, Suite 505, New York, NY 10001-2205
Telephone: 212/827-0020 Fax: 212/827-0028 E-mail: rlc@rlcinc.com
www.rlcinc.com
FOR IMMEDIATE RELEASE
NYMAGIC, INC. ELECTS SIMSES CHAIRMAN, DECLARES DIVIDEND
New York, May 22, 2008 — The Board of Directors of NYMAGIC, INC. (NYSE: NYM) announced today that it elected Robert G. Simses as its chairman, effective May 21, 2008.
     Mr. Simses has been a member of the NYMAGIC Board and has served on its executive, finance and underwriting committees since 2001. He replaces George R. Trumbull, who stepped down after having served as chairman for six years. Mr. Trumbull will continue to serve on the Board. Mr. Simses is the managing partner of the law firm of Simses & Associates, P.A. of Palm Beach, Florida. He is also the president and chief operating officer of The William H. Pitt Foundation, Inc. and a director of Tiptree Financial Partners, L.P.
     The NYMAGIC, INC. Board of Directors also announced today that it has declared a dividend to shareholders of eight cents per share, payable on July 8, 2008 to shareholders of record on June 30, 2008.
     Mr. Simses commented, “George Trumbull has provided excellent leadership for NYMAGIC during the past six years and we are pleased that he will remain a director. I am looking forward to my new role as Chairman and believe that the Company has a bright future ahead. Our insurance underwriting business continues to progress and our investment portfolio remains solid. Indicative of our confidence in the Company, we are pleased to declare another quarterly dividend.”
     NYMAGIC, INC. is an insurance holding company whose property and casualty insurance subsidiaries specialize in writing ocean marine, inland marine and non-marine liability insurance, and whose agency subsidiaries specialize in establishing markets for such business. The Company maintains offices in New York and Chicago.
     This report contains certain forward-looking statements concerning the Company’s operations, economic performance and financial condition, including, in particular, the likelihood of the Company’s success in developing and expanding its business. Any forward-looking statements concerning the Company’s operations, economic performance and financial condition contained herein, including statements related to the outlook for the Company’s performance in 2008 and beyond, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates which inherently are subject to uncertainties and contingencies, many of which are beyond the control of the Company. Some of these assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, investment results and risk assessments, the estimation of loss reserves and loss reserve development, uncertainties associated with asbestos and environmental claims, including difficulties with assessing latent injuries and the impact of litigation settlements, bankruptcies and potential legislation, the uncertainty surrounding the loss amounts related to the attacks of September 11, 2001, and hurricanes Katrina and Rita, the occurrence and effects of wars and acts of terrorism, net loss retention, the effect of competition, the ability to collect reinsurance receivables and the timing of such collections, the availability and cost of reinsurance, the possibility that the outcome of any litigation or arbitration proceeding is unfavorable, the ability to pay dividends, regulatory changes, changes in the ratings assigned to the Company by rating agencies, failure to retain key personnel, the possibility that our relationship with Mariner Partners, Inc. could terminate or change, and the fact that ownership of our common stock is concentrated among a few major stockholders and is subject to the voting agreement, as well as assumptions underlying any of the foregoing and are generally expressed with words such as “intends,” “intend,” “intended,” “believes,” “estimates,” “expects,” “anticipates,” “plans,” “projects,” “forecasts,” “goals,” “could have,” “may have” and similar expressions. These and other risks could cause actual results for the 2008 year and beyond to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.
CONTACT:
NYMAGIC, INC.
A. George Kallop, 212-551-0610
or
Richard Lewis Communications
Mary Kate Dubuss, 212-827-0020